Exhibit 32.2

Certification of CFO Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report of Heckmann Corporation (the “Company”) on Form 10-K for the period-ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof, Brian R. Anderson, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 14, 2011

By:	/s/ BRIAN R. ANDERSON
Name:	Brian R. Anderson
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

This certification accompanies this report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Heckmann Corporation for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Heckmann Corporation specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to the Secretary of the Company and will be retained by the Office of General Counsel and Secretary of the Company and furnished to the Securities and Exchange Commission or its staff upon request.